EXHIBIT 4.4
FORM OF NOTE
     This Security is in global form within the meaning of the Indenture hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (“DTC”), or a nominee of DTC, which may be treated by the Company, the Trustee and any agent thereof as owner and holder of this Security for all purposes.
     Unless this certificate is presented by an authorized representative of DTC to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
     Unless and until it is exchanged in whole or in part for Securities in definitive form in the limited circumstances referred to in the Indenture, this global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

Registered No. 1 CUSIP No. [ • ]	Principal Amount: $[ • ]
GLAXOSMITHKLINE PLC
[ Title of Securities ]
     GlaxoSmithKline plc, a public limited company incorporated under the laws of England and Wales (hereinafter called the “Company,” which term shall include any successor entity under the Indenture), for value received, hereby promises to pay to Cede & Co., as nominee for DTC, or registered assigns, upon presentation, the principal sum of [ • ] ($[ • ]) on [ • ] and to pay interest thereon from [ • ] or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually in arrears on [• ] and [ • ] in each year, commencing [ • ], at the rate of [ • ]% per annum, until the entire principal hereof is paid or made available for payment.
     The interest so payable, and punctually paid or duly provided for on any interest payment date will, as provided in the Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Record Date for such interest, which shall be [ • ] or [ • ] (whether or not a Business Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date, and may either be paid to the Person in whose name this Security is registered at the close of business on a special record date for the payment of defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series at least 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     Payment of the Principal of and interest on and any Additional Amounts in respect of this global Security will be paid to DTC for the purpose of permitting DTC to credit the principal and interest received by it in respect of this global Security to the accounts of the beneficial owners thereof; provided, however, that if this Security is not a global Security, payment of the Principal of, interest on and Additional Amounts, if any, in respect of this Security will be made at the office or agency of the Trustee in The City of New York, or elsewhere as provided in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; and provided, further, that at the option of the Company payment of interest may be made by (a) check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (b) transfer to an account of the Person entitled thereto located inside the United States.
     Additional provisions of this Security are set forth following the signature page hereof, which provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed this [ • ]th day of [ • ].

GLAXOSMITHKLINE PLC
By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one or all of the Securities of the series designated “[• ]% Notes due [ • ]” pursuant to the within-mentioned Indenture.
LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee

By:
Authorized Signatory

[ • ]% Notes due [ • ]
     This Security is one or all of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of March 4, 2008 (herein called the “Indenture”), between the Company and Law Debenture Trust Company of New York, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one or all of the series designated as the “[ • ]% Notes due [ • ].”
     As provided in and subject to the provisions of the Indenture, the Securities in this series are redeemable in whole but not in part, at the discretion of the Company, if: (a) the Company determines that as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the United Kingdom (or of any political subdivision or taxing authority thereof) or the United States (or of any political subdivision or taxing authority thereof), or any change in the application or official interpretation of such laws, regulations or rulings, or any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction is a party, the Company would be required to pay Additional Amounts with respect to such series of Securities on the next succeeding interest payment date and the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to the Company, or withholding tax has been or would be required to be withheld with respect to interest income received or receivable by the Company directly from any affiliate and such withholding tax obligation cannot be avoided by the use of reasonable measures available to the Company (or any affiliate) or (b) the Company determines, based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, the United Kingdom (or any political subdivision or taxing authority thereof) or the United States (or any political subdivision or taxing authority thereof) there is a substantial probability that the circumstances described in subsection (a) above would exist; provided, however, that no such notice of redemption may be given earlier than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts. The Company will also pay to each Holder, or make available for payment to each such Holder, on the redemption date any Additional Amounts resulting from the payment of such redemption price.
     In the event of a redemption as described in the preceding paragraph, notice of such redemption to the Holders of Securities of any series to be redeemed in whole but not in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the Security Register of the Company.
     The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.
     If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of all such affected series at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request and, for 60 days after receipt of such notice, request and offer of indemnity, the Trustee shall have failed to institute any such proceeding, and, during such 60-day period, the Trustee shall not have received from the Holders of a majority in principal amount of the Securities of this series at the time outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of Principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities affected by such amendment. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place of payment where the Principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee for the Securities duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denomination and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.
     The obligations of the Company under the Indenture and this Security and all documents delivered in the name of the Company in connection herewith and therewith do not and shall not constitute personal obligations of the directors, officers, employees, agents or shareholders of the Company or any of them, and shall not involve any claim against or personal liability on the part of any of them, and all persons including the Trustee shall look solely to the assets of the Company for the payment of any claim thereunder or for the performance thereof and shall not seek recourse against such directors, officers, employees, agents or shareholders of the Company or any of them or any of their personal assets for such satisfaction. The performance of the obligations of the Company under the Indenture and this Security and all documents delivered in the name of the Company in connection therewith shall not be deemed a waiver of any rights or powers of the Company or its directors or shareholders under the Company’s Memorandum and Articles of Association.
     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     The Indenture and the Securities, including this Security, shall be governed by and construed in accordance with the law of the State of New York.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused “CUSIP” numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may be placed only on the other identification numbers printed hereon.

ASSIGNMENT FORM
FOR VALUE RECEIVED, the undersigned hereby
sells, assigns and transfers unto
PLEASE INSERT SOCIAL
SECURITY OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, including Zip Code, of Assignee)

the within Security of GlaxoSmithKline plc and hereby does irrevocably constitute and appoint attorney to transfer said Security on the books kept for the registration thereof with full power of substitution in the premises

Dated:

Signature
NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Security in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:
NOTICE: Signature(s) must be guaranteed by an “eligible guarantor institution” that is a member or participant in a “signature guarantee program” (e.g., the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program and the New York Stock Exchange Medallion Program).